UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 10, 2011
CNA SURETY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13277	36-4144905
(State or Other	(Commission File Number)	(I.R.S. Employer
Jurisdiction of Incorporation)		Identification No.)

333 S. Wabash Avenue, Chicago, Illinois	60604
(Address of Principal Executive Offices)	(Zip Code)
(312) 822-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     The information set forth in Item 3.03 is incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders.
     CNA Financial Corporation (“CNA Financial”), through a wholly-owned indirect subsidiary, has accepted for payment and paid for all of the shares of common stock, par value $0.01 per share (“Shares”) of CNA Surety Corporation (“CNA Surety”) validly tendered and not withdrawn in response to the previously announced tender offer for all the outstanding Shares not already owned by CNA Financial and its subsidiaries (the “Tender Offer”). The Tender Offer expired at 12:00 midnight, New York City time, on Wednesday, June 8, 2011.
     On June 10, 2011, CNA Financial caused a short-form merger (the “Merger”) pursuant to §253 of the General Corporation Law of the State of Delaware (“DGCL”), pursuant to which Surety Acquisition Corporation (“Merger Sub”), a wholly-owned indirect subsidiary of CNA Financial, merged with and into CNA Surety, with CNA Surety continuing as the surviving corporation. The Merger was consummated in accordance with the terms of the Agreement and Plan of Merger, dated as of April 20, 2011, by and among CNA Financial, CNA Surety and Merger Sub (the “Merger Agreement”). As a result of the Merger, all of the Shares held by the stockholders of CNA Surety, other than Shares held by CNA Financial and its subsidiaries, were cancelled and, subject to appraisal rights under Delaware law, converted into the right to receive $26.55 per share in cash, without interest and subject to any applicable withholding of taxes (the “Merger Consideration”). As a result of the Merger, CNA Surety is now a wholly-owned indirect subsidiary of CNA Financial.
     As a result of the Merger, the New York Stock Exchange (“NYSE”) suspended trading in the Shares prior to the open of trading on June 13, 2011 and filed a Form 25 with the Securities and Exchange Commission (the “SEC”) to withdraw the Shares from listing on the NYSE and from registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, CNA Surety will file a Form 15 with the SEC to terminate registration of the Shares under the Exchange Act. The full text of the joint press release by CNA Financial and CNA Surety announcing the Merger is attached as Exhibit 99.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.
     In accordance with the terms of the Merger Agreement, at the effective time of the Merger, the directors of Merger Sub, Thomas F. Motamed, D. Craig Mense, Larry A. Haefner, Jonathan D. Kantor and Thomas Pontarelli became the directors of CNA Surety.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On June 10, 2011, in accordance with the Merger Agreement, CNA Surety’s certificate of incorporation and bylaws were amended and restated at the time of the Merger to conform substantially to Merger Sub’s certificate of incorporation and bylaws as in effect immediately prior to the effective time of the Merger.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 13, 2011

CNA SURETY CORPORATION (Registrant)
By:	/s/ Rosemary Quinn
	Name:	Rosemary Quinn
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.
3.1	Amended and Restated Certificate of Incorporation of CNA Surety Corporation (incorporated by reference to Exhibit A to Exhibit 2.1 to the Form 8-K filed by CNA Surety Corporation on April 21, 2011).

3.2	Amended and Restated Bylaws of CNA Surety Corporation (incorporated by reference to Exhibit B to Exhibit 2.1 to the Form 8-K filed by CNA Surety Corporation on April 21, 2011).

99	Joint Press Release issued by CNA Financial Corporation and CNA Surety Corporation on June 10, 2011.